Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED
PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002
December 7, 2007
In connection with the filing of the quarterly report on Form 10-Q of Hastings Entertainment, Inc., a Texas corporation (the “Company”), for the quarterly period ended October 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies that, to such officer’s knowledge:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ John H. Marmaduke
John H. Marmaduke
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Dan Crow
Dan Crow
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
A signed original of this written statement required by §906 of the Sarbanes-Oxley Act of 2002 has been provided to Hastings Entertainment, Inc. and will be retained by Hastings Entertainment, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.

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